As filed with the Securities and Exchange Commission on December 28, 2000
                                                      Registration No. 333-45780

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                CREST VIEW, INC.
                 (Name of Small Business Issuer in its Charter)

           Nevada                         6799                    88-0462761
(State or other jurisdiction        (Primary Standard          (I.R.S. Employer
     of incorporation or        Industrial Classification    Identification No.)
        organization)                 Code Number)

                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
          (Address and telephone number of principal executive offices)

                              --------------------

                                JOHNNY R. THOMAS
                             Chief Executive Officer
                                CREST VIEW, INC.
                          1700 W. Horizon Ridge Parkway
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:
                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                              --------------------

                Approximate Date of Proposed Sale to the Public:
 As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum        Proposed Maximum
Title of Each Class of Securities to         Amount to be         Aggregate Offering      Aggregate Offering        Amount of
be Registered                                Registered          Price Per Security (1)         Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Units, consisting of one share of           600,000 uts. (2)               $.02               $    12,000          $     3
common stock and one-third class A
warrant
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value               600,000 shs.                        (3)                      (3)                (3)
------------------------------------------------------------------------------------------------------------------------------------
Class A warrants                            200,000 wts. (4)              $6.00 (5)           $ 1,200,000               $317(5)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value               200,000 shs. (6)(7)                 (8)                      (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Class B warrants                            200,000 wts. (9)              $9.00 (10)          $ 1,800,000               $475(10)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value               200,000 shs. (11)(12)               (8)                      (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value             3,000,000 shs. (13)              $.02 (14)              $60,000(14)            $16(14)
------------------------------------------------------------------------------------------------------------------------------------
Class A warrants                          1,000,000 wts. (15)             $6.00 (5)           $ 6,000,000             $1,584(5)
------------------------------------------------------------------------------------------------------------------------------------
Common stock $.001 par value              1,000,000 shs. (7)(16)                (8)                      (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
Class B common stock purchase             1,000,000 wts. (17)             $9.00 (10)          $ 9,000,000             $2,376(10)
warrrants
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value             1,000,000 shs. (12)(18)               (8)                      (8)                (8)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                                $ 4,771
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act").

(2) Consists of Units, each consisting of one share of Common Stock and one-third Class A warrant being issued by the registrant and sold to the public hereunder commencing on the effective date of this Registration Statement for $.02 per Unit

(3) The purchase price of the Common Stock included in the Units is the entire purchase price of the Units for purposes of this calculation of fee, and such fee has already been computed with respect to the Units.

(4) Consists of Class A warrants included in the Units being issued by the registrant and sold to the public hereunder.

(5) Pursuant to Rule 457(g) under the Act, the registration fee has been calculated on the basis of the price at which the Class A warrants may be exercised.

(6) Consists of shares of Common Stock issuable upon exercise of the Class A Warrants being issued by the registrant and sold to the public hereunder.

(7) Pursuant to Rule 416(a) under the Act, this registration statement also relates to such number of shares of Common Stock as may become issuable as a result of anti-dilution adjustments in accordance with the terms of the Class A warrants.

(8) Pursuant to Rule 457(g) under the Act, no additional registration fee is required for these securities.

(9) Consists of Class B warrants issuable upon exercise of the Class A warrants being issued by the registrant and sold to the public hereunder.

(10) Pursuant to Rule 457(g) under the Act, the registration fee has been calculated on the basis of the price at which the Class B warrants may be exercised.

(11) Consists of shares of Common Stock issuable upon exercise of the Class B Warrants issued upon exercise of the Class A warrants sold to the public.

(12) Pursuant to Rule 416(a) under the Act, this Registration Statement also relates to such number of shares of common stock as may become issuable as a result of ant-dilution adjustments in accordance with the terms of the Class B warrants.

(13) Consists of the shares of common stock or warrants, as the case may be, being offered by selling securityholders who purchased 3,000,000 shares of Common Stock and 1,000,000 Class A warrants for an aggregate investment of $3,000.

(14) Since there is presently no public market for the Common Stock, the registration fee has been calculated based on the offering price of the Units to the public, assuming that no portion of the purchase price payable by the public is allocated to the Class A warrants.

(15) Consists of Class A warrants being offered by selling securityholders referred to in footnote 13 above.

(16) Consists of shares of Common Stock issuable upon exercise of Class A warrants being offered by selling securityholders.

(17) Consists of Class B warrants issuable upon exercise of Class A warrants being offered by selling securityholders.

(18) Consists of Common Stock issuable upon exercise of Class B warrants described in footnote l7 above.

                              --------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Crest View, Inc.

                     Cross Reference Sheet Showing Location
                          In Prospectus Of Information

               Required by Items 1 through 23, Part I of Form SB-2

         Item and Heading                                                       Location in Prospectus
         ----------------                                                       ----------------------
1.    Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus.................................Outside Front Cover Page

2.    Inside Front and Outside Back Cover Page of
      Prospectus.............................................................Inside Front and Outside Back
                                                                                 Cover Pages of Prospectus;
                                                                                 Where You Can Find More
                                                                                 Information

3.    Summary Information, Risk Factors......................................Prospectus Summary; Risk Factors

4.    Use Of Proceeds........................................................Use of Proceeds

5.    Determination of Offering Price........................................Outside Front Cover Page; Plan of
                                                                                 Distribution

6.    Dilution...............................................................Dilution and Other Comparative per
                                                                                 Share Data

7.    Selling Security Holders...............................................Principal and Selling Stockholders

8.    Plan of Distribution...................................................Plan of Distribution

9.    Legal Proceedings......................................................Proposed Business - Legal
                                                                                 Proceedings

10.   Directors, Executive Officers
      Promoters and/Control Persons..........................................Management

11.   Security Ownership of Certain Beneficial Owners
      and Management.........................................................Principal and Selling Stockholders

12.   Description of the Securities..........................................Description of Securities

13.   Interest of Named Experts and Counsel..................................Legal Matters; Experts

14.   Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities.........................Plan of Distribution

15.   Organization Within Last Five Years....................................Prospectus Summary; Proposed
                                                                                 Business

16.   Description of Business................................................Prospectus Summary; Proposed
                                                                                    Business


17.   Management's Discussion and Analysis or Plan of
      Operation..............................................................Plan of Operation

18.   Description of Property................................................Proposed Business - Property

19.   Certain Relationships and Related Transactions.........................Risk Factors - Our management controls another "blank
                                                                                 check" company that competes
                                                                                 directly with our company;
                                                                                 Management - Conflicts of
                                                                                 Interest; Principal and
                                                                                 Selling Stockholders

20.   Market for Common Equity and Related
      Stockholder Matters....................................................Risk Factors - There is no
                                                                                public market for our
                                                                                securities and one may never
                                                                                develop; The trading price of
                                                                                our common stock and our
                                                                                ability to complete an
                                                                                acquisition may be effected by
                                                                                the sale of your shares; If we
                                                                                redeem the warrants, the value
                                                                                of your investment may be
                                                                                reduced; We may issue a
                                                                                substantial amount of
                                                                                additional shares without
                                                                                stockholder approval;
                                                                                Description of Securities

21.   Executive Compensation.................................................Management

22.   Financial Statements...................................................Not Applicable

23.   Changes in and Disagreements with Accountants
      on Accounting and Financial Disclosure.................................Not Applicable

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION - December 28, 2000

PROSPECTUS

                                  600,000 Units
                        4,800,000 Shares of Common Stock

                                CREST VIEW, INC.

               600,000 shares of common Stock and 200,000 class A
                 redeemable warrants each to purchase one share
                                 of common stock
                and one class B redeemable warrant; and 3,000,000
             additional shares of common stock and 1,000,000 class A
                               warrants offered by
                             selling securityholders

     Investing in our securities involves a high degree of risk and immediate substantial dilution. See "Risk Factors" on page 6 and "Dilution And Other Comparative Per Share Data" on page 21.

     We are offering 600,000 units at a price of $0.02 per unit on a "best efforts all or none basis." Each unit consists of one share of our common stock and one class A redeemable common stock purchase warrant. The minimum purchase required by any one investor is six hundred (600) units and the number of units purchased must be in multiples of three. For every three units held, a holder is entitled to exercise one class A warrant to purchase one share of our common stock and one class B redeemable stock purchase warrant. A holder may exercise the class A warrants for four years from _____________, 2000 at an exercise price of $6.00 per share. For every one class B warrant held, a holder is entitled to purchase one share of common stock. A holder may exercise the class B warrants for five years from ____________, 2000, subject to earlier redemption. The exercise price of the class B warrants is $9.00 per share.

     This prospectus also relates to an additional 3,000,000 shares of common stock and 1,000,000 class A warrants offered by selling securityholders named in this prospectus. All of the shares, warrants, units and the proceeds of the offering, as well as the securities of the selling securityholders, will be held in an escrow account with Southwest Escrow Company until an acquisition is completed. See "Principal and Selling Stockholders - Escrow Account."

     The units will be registered only in the State of Nevada and may only be traded in Nevada. Purchasers of such securities in this offering and in any secondary trading market which may develop must be residents of Nevada. See Risk Factors "Restricted Resales Of The Offered Securities."

     Prior to this offering there has been no public market for the units, common stock or warrants. No assurance can be given that such a market will develop after the completion of this offering or that the units, common stock or warrants can be sold at or near the public offering price. The offering price of the units and the exercise price and other terms of the warrants have been arbitrarily determined by us and are not necessarily related to any recognized criteria of value.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _______________, 2000

                                TABLE OF CONTENTS

                                                                           Page
Where You Can Find More Information..........................................2
Forward Looking Statements...................................................3
Prospectus Summary...........................................................3
Risk Factors.................................................................6
Dilution and Other Comparative Per Share Data...............................21
Use of Proceeds.............................................................22
Plan of Operation...........................................................23
Proposed Business...........................................................24
Management..................................................................36
Principal and Selling Stockholders..........................................39
Description of Securities...................................................41
Plan of Distribution........................................................45
Certain Market Information..................................................48
Additional Information......................................................48
Legal Matters...............................................................48
Experts.....................................................................48
Financial Statements.......................................................F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock and the warrants. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

                              --------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

     The company is a blank check company within the meaning of Rule 419 under the Securities Act of 1933, as amended. As described herein, the Rule requires that all securities issued and 90% of the funds received in the offering be deposited in an escrow account; prohibits trading in the deposited securities; requires a supplemental prospectus with audited financial statements concerning the target business to be filed with the SEC and provided to stockholders; and requires the company to provide purchasers with the right to rescind their investment and receive back their deposited funds prior to the closing of the acquisition described in the supplemental prospectus; and requires the company to return the escrowed funds with interest to the purchasers in this offering if no acquisition is made within 18 months of the effective date of this prospectus.

     We will not acquire a target business if audited financial statements cannot be obtained for such target business. Additionally, management will provide the public stockholders with, and file with the SEC, a supplemental prospectus containing audited financial statements of the prospective target business to assist them in assessing the target business for purposes of confirming their investment. While the requirement of audited financial statements may limit the pool of potential target businesses which we may acquire, management believes that there are many businesses potentially available for acquisition that either have or can produce audited financial statements, although there can be no assurance that we will be able to successfully conclude an acquisition of any of such businesses.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company

     Crest View, Inc. was organized under the laws of the State of Nevada on January 20, 2000. To date, our efforts have been limited to organizational activities. We will not engage in any substantive commercial business immediately following this offering. Until we consummate an "acquisition", including a:

o    merger;
o    acquisition of stock or assets;
o    other business combination; or
o    strategic transaction;

our only activities will be to evaluate and select an appropriate target business for acquisition, and to:

o    structure;
o    negotiate; and
o    complete an acquisition.

The implementation of our business plan is dependent upon the successful consummation of this offering. See "Proposed Business." Our management consists of persons with extensive experience in:

o    operating and/or advising public companies;
o    seeking out and merging with public shell companies;
o    financial public relations;
o    legal services; and
o    interfacing with the investment banking community.

Our investors must be prepared to rely completely on the ability of our management, which in the exercise of its sole and unlimited discretion, will ultimately select the target business which we will acquire. We have no plans, arrangements or understandings with any prospective acquisition candidates and have not targeted any business for investigation and evaluation.

     We are considered a "blank check" company in that we:

o    have no revenues;
o    own no operating business;
o    have no understanding or arrangement to acquire any target business; and
o have designated no specific geographical area, industry or type of operation in which we will seek to participate.

     The company will not acquire a target business unless the fair market value of such business, as determined by our Board of Directors based upon standards generally accepted by the financial community, such as:

o    earnings and potential therefor;
o    cash flow; and
o    book value

is at least 80% of the maximum proceeds to the company from this offering.

     If the Board of Directors determines that the financial statements of a proposed target business do not clearly indicate that it has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

     If a vote of stockholders is required, all of our initial stockholders prior to this offering, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in accordance with the vote of the majority of all other shares of common stock voted on any acquisition.

     Our offices are located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Our telephone number is (702) 614-1750.

The Offering

Unit offering price........................................$0.02

Securities offered.........................................600,000 units (1)
         Common stock......................................600,000 shares
         Class A warrants..................................200,000 warrants
         Class B warrants..................................200,000 warrants

Selling securityholders
         Common stock......................................3,000,000 shares (2)
         Class A warrants..................................1,000,000 warrants
         Class B warrants..................................1,000,000 warrants

Shares of common stock outstanding as of the
         date of this prospectus...........................3,000,000 (2)

Shares of common stock outstanding after
         the offering......................................3,600,000 (3)
--------------------
(1) Each unit consists of one share of our common stock and one-third of a class A warrant. Three class A warrants entitle the holder to purchase one share of common stock and one class B warrant. One class B warrant entitles the holder to purchase one share of common stock. See "Description of Securities."

(2) All of the issued and outstanding common stock held by selling securityholders named in this prospectus will be held in escrow until an acquisition is completed. See "Selling Securityholders."

(3) Does not give effect to up to 1,200,000 shares of common stock reserved for issuance upon exercise of each of the class A and class B warrants. See "Description of Securities."

Use of Proceeds

     We will receive up to $12,000 of gross proceeds from the sale of the units offered hereby if all 600,000 units are sold. All of the proceeds will be held in the escrow account and invested either in FDIC insured bank deposits, a money market fund or United States government securities that can be readily sold without any dissipation of the offering proceeds. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor. We expect to incur offering expenses of up to approximately $15,000 consisting of legal, accounting, printing, Blue Sky and state filing fees, which amounts, have been or will be loaned to us by our chief executive officer.

Summary Financial Information

     The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.
                                                                      As of
                                             September 30, 2000   June 30, 2000
                                             ------------------   -------------
                                                 (Unaudited)

Balance Sheet Data:
              Total assets                        $  4,109       $  2,900
              Accrued Expenses                       2,900           --
              Loan payable--officer                 11,000           --
              Total current liabilities             13,900           --
              Deficit accumulated during the
               development stage                   (12,791)          (100)
     Shareholders' equity (deficit)                ( 9,791)         2,900


                                            Cumulative during the
                                            development stage (Jan. 28,
                                            2000 to Sept. 30, 2000)

         Revenues.                                   $ --
         Costs and expenses                         12,791
         Net loss.                                 (12,791)
                                                   ========

                                  RISK FACTORS

     The securities offered hereby are highly speculative and subject to numerous and substantial risks, and they should not be purchased unless a prospective investor can afford the loss of his entire investment. Therefore, prospective purchasers of the securities offered hereby should carefully consider the risk factors relating to our business and the purchase of the common stock or Warrants, including, but not limited to, those risk factors discussed below.

We are recently organized, in our development stage, have no operations and may never be able to complete an acquisition.

     We were organized on January 20, 2000. Our efforts have been limited primarily to organizational activities and this offering. We have extremely limited resources, and no revenues. Neither we, nor anyone associated with us, has conducted any discussions with any acquisition candidate. We have no plans, arrangement or understandings, with any prospective acquisition candidates or their representatives. We will not generate any revenues until, at the earliest, after the consummation of an acquisition. Moreover, there can be no assurance that any acquired business will derive any material revenues from its operations or operate on a profitable basis. We have no experience relating to the evaluation and acquisition of businesses although certain of our officers have had such experience. Accordingly, investors must rely upon our management to a greater extent then would be the case in other investments. No person should purchase any securities if he is not willing to entrust such responsibilities solely to our management. See "Management."

This is a "blank check" offering which provides little advance information.

     "Blank check" offerings are inherently characterized by an absence of substantive disclosure including, without limitation, disclosure of the bases on which to evaluate the merits of an investment. Accordingly, investors in this offering will have virtually no substantive information available at this time for advance consideration of any specific target business. This increases the uncertainty and risk of this investment. We are a "blank check" company in that we were formed for the purpose of acquiring a target business, including complete or partial interests in:

     o    properties;
     o    products; and/or
     o    businesses believed by management to hold potential for profit.

Potential purchasers in this offering should be aware that Rule 419 of the SEC rules relates to "blank check" offerings. See "Use of Proceeds" and "Proposed Business."

We have not identified any target business.

     We do not yet have any understanding or arrangement to obtain any target business. We may be unable to find a target business to acquire on favorable terms. Therefore, investors will be entrusting their funds to our management, which will have complete and unlimited discretion in determining specific expenditures of the funds. This is the principal reason we may be described as a "blank check" or "blind pool" offering. We cannot assure you as to when we will locate a suitable target business to acquire. Our on-going inability to find one would cause the proceeds of the offering to remain uncommitted for up to 18 months after the closing of this offering, which could cause a substantial decline in the market value of the securities we are offering.

We have established limited criteria for future investments in target businesses.

     We do not propose to restrict our search for business opportunities to any industry or to businesses which have achieved any particular stage of development. Accordingly, we will consider firms which:

     o    have recently commenced operations;
     o are developing companies in need of additional funds for expansion into new products or markets;
     o    are seeking to develop a new product or service;
     o are established businesses either experiencing financial or operating difficulties and in need of the limited additional capital; or
     o merely desirous of establishing a public trading market for its common stock.

Therefore, we may engage in essentially any type and stage of business.

We cannot predict the manner in which we may participate in an acquisition.

     Specific target businesses will be reviewed. We will also review our needs and the needs of management. Upon the basis of these reviews and our relative negotiating strength and that of the promoters, the legal structure or method deemed by our management to be suitable will be selected. Such structure may include, but is not limited to:

     o    leases;
     o    purchase and sales agreements;
     o    licenses;
     o    joint ventures; and
     o    other contractual arrangements.

We may act directly or indirectly through an interest in a:

     o    partnership;
     o    corporation; or
     o    other form of organization.

Implementing such structure may require us to:

     o    merge;
     o    consolidate; or
     o    reorganize with other corporations or forms of business organization.

We cannot assure you that we would be the surviving entity. Typically, however, a blank check company like ours would participate in a target business by issuing to the owners of the target business a block of shares of common stock which would transfer to the owners of the target business control of the blank check company. As part of such a transaction, all of our directors likely will resign, and new directors likely will be appointed without any vote by stockholders.

We depend on part-time management and they may not have sufficient opportunity to implement our business plan.

     Our success will largely be dependent upon our officers, directors and advisors for implementing our business plan. None of them is subject to any:

     o    employment agreement;
     o    key man life insurance policy; or
     o requirement to make any specific amount or percentage of his business time available to us.

Accordingly, our management should be expected to manage our affairs only on a part-time or as-needed basis. This may be inadequate to properly conduct our business. The loss of the services of such individuals could have a material adverse effect on our ability to successfully achieve our objectives. Although our management may retain independent professionals to evaluate potential business opportunities in their respective areas of expertise. We cannot assure you that they will.

Our stockholders will not participate in the determination of our choice of a target business in which to invest.

     Our management intends to structure our acquisition of a target business in a way which does not provide stockholders with the legal right to review, vote on or otherwise participate in our decision to acquire a target business. Our management does not intend to provide stockholders with any opportunity to do so unless they are required by law. However, the stockholders will receive information on the target business prior to closing of a transaction.

Our management controls another "blank check" company that competes directly with our company.

     Johnny R. Thomas serves as the sole director, chief executive officer, president and treasurer and is a principal stockholder of another "blank check" company, Twin Lakes, Inc., that contemplates the same business activities as us. Twin Lakes is in the process of registering an initial public offering of its securities with the SEC on virtually identical terms as the offering of our securities. As a result, Mr. Thomas will have a conflict of interest with respect to prospective target businesses and presenting corporate opportunities to acquire target businesses to us. Mr. Thomas may register securities for other "blank check" companies in the future. We agreed that with respect to conflicts of interest among these companies related to the allocation of opportunities to acquire a target business, the company will waive any conflict or claim related to Mr. Thomas' fiduciary duty. Mr. Thomas has agreed to present corporate opportunities to the earliest registered company should he form other blank check companies. However, the conflict may be mitigated by the fact that Mr. Thomas has the same ownership interest in Twin Lakes as he does in us, and we and Twin Lakes have identical stockholders, at least initially. The conflict will be more significant should, at a later date, these facts change.

     In addition, commencing on the date of this prospectus, an affiliate of Mr. Thomas has agreed that it will make available to us a small amount of office space, and certain office and secretarial services, as may be required by the company from time to time until the acquisition of a target business. The affiliate of Mr. Thomas requires an administrative fee of $50 per month.

Our management has other business interests which may conflict with our own.

     Our management has other business interests as to which they devote their primary attention and virtually all of their business time. As a result, conflicts of interest may arise in the allocation of our management time among various business and with respect to any joint ventures or other contractual relationships that may be entered into between us and any of our affiliates. These conflicts can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to us which arise under statutory laws and general corporate law.

     In order to minimize potential conflicts of interest relating to non arms-length transactions, (1) we will not merge with or acquire any target business in which its officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, or (2) neither ourselves nor the acquired target business or its principals will pay to any of them finder's fees or similar compensation whether in cash, securities or otherwise, for introducing to us a target business subsequently acquired by us.

We may need outside advisors who will not have continuing obligations to the company.

     In order to supplement the business experience of management, we may be required to employ:

     o    accountants;
     o    technical experts;
     o    appraisers;
     o    attorneys;
     o    other consultants; or
     o    advisors.

The selection of any such advisors will be made by our management and without any control by stockholders. Furthermore, it is anticipated such persons may be engaged on an ad hoc basis without a continuing fiduciary or other obligation to us. We do not intend to hire outside consultants or advisors on a retainer basis.

We will be liquidated if we do not acquire a target business within 18 months and the stockholders may not get their full investment returned.

     If we do not consummate an acquisition within 18 months from the completion of this offering, we are required to distribute 90% of the amount in the escrow account, including any interest thereon, plus any remaining net assets to all public stockholders in proportion to their respective equity interests in us. We will then liquidate the company and the remaining assets, if any, held by the company after satisfaction of the company's obligations. It is likely that, in the event of distribution of 90% of the proceeds held in the escrow account and of any remaining assets upon liquidation, the aggregate distribution will be less than the initial per share public offering price (assuming no value is attributed to the warrants included in the units as a consequence of the expenses of this offering). The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them, however will receive 10% of the offering proceeds to be applied against loans to the company for offering expenses.

Our limited funds and lack of full-time management limits our ability to do proper "due diligence" on target businesses.

Our limited funds and the lack of full-time management may make it impracticable to conduct a complete or substantial "due diligence" investigation and analysis of a target business before we commit our capital or other resources to such target business. Therefore, management decisions may be made without:

     o    detailed feasibility studies;
     o    independent analysis;
     o    market surveys; and
     o the like if we had more funds available to us, which would be desirable.

     We will be particularly dependent in making decisions upon information provided by:

     o    promoter;
     o    owner;
     o    sponsor; or
     o    others associated with the target business seeking our participation.

We cannot assure you that our management will have the relevant background knowledge to accurately assess such target business or, even it does, that its assessment will prove to be correct. In fact, as potentially available business opportunities are expected to be in different industries and at various stages of development, the task of comparative investigation and analysis of such business opportunities will be extremely difficult and complex. Potential investors must recognize that we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Since we have not identified the target business, we cannot be certain of the risks associated with the target business.

     In general, it may be expected that any such business will present such a high level of risk that conventional financing is unavailable to it on favorable terms, if at all. This would be especially applicable to a business interested in a transaction with us in order to obtain access to our extremely limited cash on hand. Such business may involve an:

     o    unproven product;
     o    technology; or
     o    marketing strategy the viability and success of which is uncertain.

Such business may also possess management which lack the necessary:

     o    skills;
     o    qualifications; or
     o    abilities to manage a public company.

To the extent we complete an acquisition with:

     o    a financially unstable company;
     o    a company in its early stage of growth; or
     o    without earnings,

the company will become subject to all of the risks inherent in the operation of such a business. Although our management will try to evaluate the risks inherent in any particular target business, we cannot assure you that we will properly ascertain all such risks.

     Alternatively, a business opportunity may be presented by a company which does not need any additional capital but which desires to establish a public market for its common stock while avoiding what it may deem to be the adverse consequences of itself undertaking a public offering. These include:

     o    time delays;
     o    significant expense;
     o    possible loss of voting control; and
     o    the disclosures required by federal and applicable
     o    state securities laws.

     An acquired target business may be in competition with larger, established firms with greater

     o    personnel;
     o    financial; and
     o    other resources
with whom it is likely to be at a distinct competitive disadvantage. The specific risks of a target business will not be disclosed to our stockholders prior to its acquisition. Our investment in a target business may be expected to be highly illiquid and could result in a total loss to us if the opportunity is unsuccessful. Furthermore, the structure of an acquisition with a target business presently cannot be determined since we have not had any preliminary contacts with representatives of any prospective target business regarding the possibility of an acquisition. See "Proposed Business-Selection and Evaluation of Target Businesses."

We may not be able to accurately evaluate the management of a target business.

We cannot assure you that our key personnel will have sufficient experience or knowledge relating to the operations of a particular target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting an acquisition, we cannot assure you that our assessment of management will prove to be correct. In addition, we can not assure you that management of the target business will have the necessary skills to manage a company intending to embark on a program of business development. See "Proposed Business-Selection and Evaluation of Target Businesses."

We may never complete an acquisition because some or all of the funds from this offering may have to be returned.

     This offering is being conducted in accordance with Rule 419 under the Securities Act ("Rule 419"), which regulates securities offerings by "blank check" companies. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update its registration statement with a post-effective amendment and, after the effective date of the post-effective amendment, the blank check company is required to furnish investors with a supplemental prospectus (which forms a part of the post-effective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to Rule 419, the investors must have no less than 20 and no more than 45 days from the effective date of the post-effective amendment to decide whether to remain an investor or require the return of their investment funds. Any investor not making any decision within such 45-day period is automatically entitled to receive a return of his investment funds. Unless at least 80% in interest of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the blank check company does not complete an acquisition meeting the specified criteria within 18 months, at least 90% of the deposited funds, with interest, must be returned to investors.

Since we only intend to effect one acquisition, investors may lose their entire investment if the target business is unsuccessful.

     Since we do not intend to participate in more than one acquisition, we will not benefit from the possible spreading of risks or offsetting of losses. Since we only intend to effect one acquisition, investors may lose their entire investment if the target business is unsuccessful. We will be subject to the economic and regulatory risks applicable to the particular industry in which the target business operates. In addition, the impact of this non-diversification would be heightened in the event we participate in a target business dependent on the development or market acceptance of a single or limited member of products, processes or services. This lack of diversification also means that the failure of our acquisition would have a disastrous effect on us and the value of an investment in the securities we are offering, and probably would result in a total loss to investors.

We will not acquire a target business unless it has audited financial statements.

     We will be subject to Section 15(d) of the Securities Exchange Act of 1934 and required to furnish certain information about significant acquisitions, including certified financial statements for any business that we acquire. Consequently, acquisition prospects that have not or are unable to obtain the required certified statements at the time of closing may not be appropriate for acquisition. We cannot assure you that audited financials always will be available to us, and in such cases we will not be able to make such acquisition.

We may not have the financing necessary to acquire or develop a target business.

     The net proceeds of this offering available to us may not be adequate for us to acquire an interest in any property, business or opportunity which we ordinarily would choose. We may have to settle for a less attractive one. We do not, however, believe that we will be foreclosed from all business opportunities. Assuming that we do have sufficient funds to make such acquisition, we cannot anticipate that we will have sufficient capital to fully exploit any property, business or opportunity acquired. Accordingly, our ultimate success may depend upon our ability to raise additional funds or to have other parties bear a portion of the required costs to further develop or exploit any business opportunity in which we become involved. We cannot assure you that funds will be available from any source. If funds are not available, it will be necessary for us to limit our operations to those that can be financed from the immediate proceeds of this offering.

We may have to be registered under the Investment Company Act.

     The Investment Company Act of 1940, as amended, may be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. We cannot assure you that we will not be deemed to be an investment company, especially during the period prior to acquiring a target business. In the event we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including:

     o    registration as an investment company;
     o    adoption of a specific form of corporate structure;
     o    compliance with certain burdensome reporting; and
     o    other rules and regulations.

In the event of characterization of us as an investment company, the failure by us to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on us. We believe that our anticipated principal activity, which will involve acquiring a target business, will not subject us to regulation under the Investment Company Act. See "Proposed Business - Investment Company Act Considerations."

The acquisition of a target business would likely give control of us to the target business.

     As part of the acquisition of a target business the current Board of Directors is likely to authorize the issuance of a majority of our common stock to the stockholders of the target business and to resign after appointing their successors. Purchasers of the units would be unable to elect or remove such new directors.

We may never effect an acquisition because of the competition for acquisition opportunities.

     The search for potentially profitable acquisition opportunities is intensely competitive. Many "blank check" companies have gone public with greater:

     o    net proceeds;
     o    other financial resources; and
     o    technical and personnel resources.


Many of these entities, include:

     o    venture capital funds;
     o    leveraged buyout funds; and
     o    operating business,

are well established and have extensive experience in connection with identifying and effecting acquisitions directly or through affiliates. We cannot assure you that we will be able to compete successfully in acquiring an attractive target business. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain target businesses may be limited by our available our financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, our obligation to seek public stockholder affirmation of their investment may delay the consummation of a transaction and may place us at a competitive disadvantage in successfully negotiating an acquisition. See "Proposed Business-Competition."

There is no public market for our securities and one may never develop.

     Prior to this offering there has been no public trading market for our securities. No one acting on behalf of us is likely to make any effort to encourage any broker-dealer to make a market for our securities until after we acquire a target business or enter into a letter of intent to do so. We cannot assure you that a regular trading market will develop at the conclusion of this offering or, if developed, that any such market will be sustained. If such a market does develop the price of such securities may be volatile. Our securities are expected to be quoted on NASD's OTC Bulletin Board.

The public offering and warrant exercise prices are not indicative of our value.

     The public offering price of the units, and the exercise price and other terms of the warrants, are arbitrary and not to be considered an indication of our actual value. Such prices do not necessarily bear any relationship to our:

     o    book value;
     o    assets;
     o    current or prospective earnings; or
     o    any other recognized criteria of value.

We may issue a substantial amount of additional shares without stockholder approval.

     It is likely that a substantial number of such shares will be used in connection with our acquisition of a target business. Any such issuances would substantially dilute our percentage ownership held by purchasers in this offering and could adversely affect prevailing market prices. All of such shares may be issued without any action or approval by our stockholders.

Our public investors will have no effective voice in our management.

     After completion of this offering the non-public stockholders will continue to exercise effective control of us by virtue of owning approximately 83% of our outstanding common stock.

Accordingly, they will be able effectively to:

     o    elect all of our directors;
     o    cause us to declare or refrain from declaring dividends;
     o    increase the authorized capital;
     o    issue additional shares of stock; and
     o    generally to direct our affairs and the use of all funds
     o    available to us. See "Principal Stockholders".

We may experience considerable tax consequences

     We will evaluate the possible tax consequences of any prospective acquisition of a target business and will endeavor to structure the same so as to achieve the most favorable tax treatment to us, the acquired business and their respective stockholders. We cannot assure you that the Internal Revenue Service or appropriate state tax authorities will ultimately assent to our tax treatment. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing such treatment there may be adverse tax consequences to us, the acquired business and/or our respective stockholders.

We may have to pay finder's fees.

     A person or entity who introduces us to a prospective target business ultimately acquired by us may be entitled to receive a finder's fee. We are not presently obligated to pay any finder's fees.

We have not and do not intend to pay dividends.

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the acquisition of a target business. The payment of dividends after any such acquisition, if any, will be within the discretion of our Board of Directors, which may be expected to take into account our:

     o    revenues and earnings, if any;
     o    capital requirements; and
     o    general financial condition.

The trading price of our common stock and our ability to complete an acquisition may be effected by the sale of your shares.

     This prospectus is available for use by selling securityholders for the sale in the public trading markets, if such markets develop, of up to 3,000,000 shares of common stock and 1,000,000 class A warrants presently owned by them. The public sale or resale, or the possibility of the public sale or resale, of all or a portion of such shares or warrants could have an adverse effect on the trading price of the shares. A decline in the price of our shares may also impair our ability to consummate an acquisition of a target business or to do so on favorable terms.

If we redeem the warrants, the value of your investment may be reduced.

     The warrants may be redeemed by us at a price of $.001 per warrant upon 30 days' written notice at any time during the warrant exercise period. Redemption of the warrants would force the warrant holder to:

     o    exercise the warrants;
     o pay the exercise price, at a time when it may be disadvantageous for the holder to do so;

     o sell the warrants at the current market price for the warrants when he might otherwise wish to hold the warrants for possible additional appreciation; or
     o accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

Any holder who does not exercise his warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the shares of common stock underlying his warrants. We cannot assure you that we will redeem the warrants at a time when they can be exercised pursuant to a current prospectus. Any redemption in the absence of such a prospectus could subject us to litigation. For five days after the end of the notice period, we reserve the right to have standby purchasers exercise any or all of the warrants which are not exercised. See "Description of Securities - Class A Redeemable Warrants" and "Description of Securities - Class B Redeemable Warrants." If your warrants are exercised by standby purchasers your ownership interest will be reduced.

If we do not keep this registration statement current, you will not be able to exercise the warrants.

     In order for holders of the warrants to exercise such warrants there must be a current registration statement on file with the SEC. This prospectus will not be current 9 months from the effective date. At that time we will instruct our warrant agent to suspend the exercise of warrants and when this or any future prospectus is no longer current. We intend to keep the registration statement effective with respect to the warrants for so long as they remain exercisable by filing appropriate post-effective amendments. However, maintenance of an effective registration statement will subject us to substantial continuing expenses for legal and accounting fees. We cannot assure you that we will be able to maintain a current registration statement throughout the period during which the warrants remain exercisable. In such event the warrants would no longer be exercisable and would be deprived of value. Accordingly, it is possible that at the time the warrants expire they might not be exercisable and would expire worthless, even if the common stock was trading above the Warrant exercise price.

If we do not qualify the warrants in states other than Nevada, you may not be able to exercise the warrants.

     The warrants and underlying common stock will be saleable only in Nevada. While certain exemptions in the securities or "blue sky" laws of certain states might permit the warrants to be transferred even though the units were not initially registered for sale there, we will be prevented from issuing common stock to residents of any state upon exercise of the warrants unless either the common stock issuable upon the warrants' exercise is registered in that state or an exemption from registration is available. We may decide not to seek, or may not be able to obtain, registration for the issuance of common stock in all of the states in which the ultimate holders of the warrants reside during the period when the warrants are exercisable. In this event, we would be unable to issue common stock to those persons desiring to exercise their warrants unless an exemption from such qualification exists. We cannot assure you that we will effect any required qualification, in default of which the warrants would become unexercisable and deprived of value. Although the units will not knowingly be sold to purchasers in jurisdictions in which the units are not registered or otherwise qualified for sale, purchasers may buy units in the after-market or may move to jurisdictions in which the warrants and the common stock underlying the warrants are not so registered or qualified. See "Description of Securities" and "Underwriting."

We may not be able to satisfy or maintain the NASDAQ listing requirements.

     The National Association of Securities Dealers, Inc., which administers the NASDAQ system, has strict criteria for both initial and continued NASDAQ eligibility. None of the units, common stock or warrants will qualify for inclusion in the NASDAQ system. If after we effect the acquisition of a target business, we met the criteria for initial inclusion in NASDAQ, the shares could be delisted in the event we were unable to obtain any additional financing to meet the maintenance standards. Such delisting could cause a precipitous deadline in the price of the shares and adversely affect their liquidity in the secondary market. We will attempt to acquire a target business which, either by virtue of such opportunity's own financial position or with the benefit of additional financing from a private placement, would allow us to satisfy the then applicable listing requirements, although we cannot assure you that such acquisition would enable us to do so.

The SEC rules limit who we can sell to in the offering, which may effect the transferability of the units.

     Our securities are covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the units and also may affect the ability of purchasers in this offering to sell their securities in the secondary market.

Our directors' may not be liable to you under certain circumstances.

     Under our certificate of incorporation, our directors cannot be held liable to us or our stockholders for monetary damages for breach of fiduciary duties unless the breach involves:

     o    the director's duty of loyalty to us or our stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o    unlawful dividends or stock purchases or redemptions by us; or
     o a transaction from which the director derived an improper personal benefit.

This provision does not affect the liability of any director under federal or applicable state securities laws.

If we acquire a foreign target business, your rights may be affected by different laws.

     In the event we acquire a target business or make an investment outside of the United States the enforcement of civil liabilities against new management by investors may be affected. Investors may:

     o    have difficulty effecting service of process within the United States;
          and
     o have difficulty enforcing any judgments against foreign persons in United States courts.

In addition, any such transaction may impose additional political or economic risks not necessarily associated with a domestic acquisition.

We will not permit you to sell our securities outside of Nevada.

     In order to prevent resale transactions in violation of state securities laws, we intend to limit resale transactions in the securities included in this offering to Nevada by placing on the certificates for the common stock and warrants a legend to the effect that resale transactions in such securities may only be made in Nevada and in such other states, if any, where the securities are qualified. Such restriction on resales may limit the ability of purchasers to resell the securities purchased in this offering. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities become qualified.

                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

General

          The following tables summarize as of the date of this prospectus:

     o    the number of shares of common stock purchased from us;

     o the number of shares purchased as a percentage of our total outstanding shares;

     o    the aggregate consideration for such shares;

     o    the aggregate consideration as a percentage of total consideration;
          and

     o the average consideration per share for such shares by the present and public stockholders, assuming no exercise of the warrants, and in the second table assuming exercise of the class A warrants, but not the class B warrants.

                             Shares of                                                                 Average
                            common stock       % of total         Aggregate         % of total      consideration
                             purchased           shares         consideration     consideration       per share
                             ---------           ------         -------------     -------------       ---------

Common stock without exercise of warrants
Public investors               600,000            16.7%             $12,000            80%              $.02
Present stockholders         3,000,000            83.3                3,000            20               $.001
                             ---------            ----                -----            --               -----
         Total               3,600,000             100%             $15,000           100%
                             =========             ====             =======           ====

Common stock with exercise of class A warrants
Public investors               800,000            16.67%         $1,212,000           16.8%            $1.52
Present stockholders         4,000,000            83.33           6,003,000           83.2             $1.50
                             ---------            -----           ---------           ----             -----
         Total               4,800,000              100%         $7,215,000            100%
                             =========              ===          ==========            ===



Dilution

     "Dilution" is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of September 30, 2000, we had a net tangible book value deficiency for our common stock of $9,791, or approximately $(.003) per share. See "Financial Statements."

     After the sale of the units, and deducting all commissions and estimated expenses, the pro forma net tangible book value of our outstanding common stock at September 30, 2000 would be $2,209, or approximately $.001 per share. After the exercise of the class A warrants by our present stockholders and the public investors (but not the class B warrants), the pro forma net tangible book value of our common stock at September 30, 2000, would be $7,202,209, or approximately $1.50 per share.

     The following table illustrates the dilution described above:

                                                           Shares       Warrants

 Public offering price per share/warrant......................$.02        $6.00

          Net tangible book value (deficiency)
          per share before offering ..........................(.003)        .001
          Increase per share attributable
          to amount invested by the public ................... .004        1.499

 Net tangible book value per share
          after offering ..................................... .001        1.50

 Dilution to public investors.................................$.019       $4.50

                                 USE OF PROCEEDS

     We will receive $12,000 of gross proceeds from the sale of the units if all 600,000 units are sold. We expect to incur offering expenses of up to approximately $15,000 consisting of:

     o    legal;
     o    accounting;
     o    printing;
     o    Blue Sky; and
     o    state filing fees

all of which will be loaned to us by our chief executive officer. One hundred (100%) percent of the proceeds will be held in the escrow account pursuant to Rule 419. Rule 419 permits prior to the investors election to remain an investor, ten (10%) percent of the offering proceeds ($1,200) to be released from escrow to us. However, we do not intend to request the release of these funds. If an acquisition is consummated, the proceeds held in the escrow account will be used to repay indebtedness to our chief executive officer. The escrowed funds will be invested in either:

     o    FDIC insured bank deposits;
     o securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment Company Act; or
     o    United States government securities that can be readily sold
     o    without any dissipation of the offering proceeds.

However, the escrow agent will attempt not to invest such proceeds in a manner which may result in our being deemed to be an investment company under the Investment Company Act. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor. Furthermore, we will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to us from this offering, including proceeds received or to be received upon the exercise of the warrants, but excluding amounts payable to non-affiliates for:

     o    underwriting commissions;
     o    underwriting expenses; and
     o    dealer allowances.

     The proceeds held in the escrow account will not be available for our use prior to completion of an acquisition, for any:

     o    expenses related to this offering;
     o expenses which may be incurred by us related to the investigation and selection of a target business; or
     o    the negotiation of an agreement to acquire the target business.

         If an acquisition is consummated, any amount in the escrow account not paid to the sellers of the target business may be used to:

     o    repay our chief executive officer; and
     o    pay expenses relating to the consummation of the acquisition.

     We believe however, that, unless and until the warrants are exercised or additional financing is obtained, it is unlikely that we would have sufficient proceeds remaining after its initial acquisition and the payment of expenses relating to such acquisition to undertake additional acquisitions. If an acquisition is not consummated within 18 months, 90% of the proceeds of this offering which may be distributed from the escrow account will be distributed, with interest, only to the public stockholders.

                                PLAN OF OPERATION

     As described in detail elsewhere in this prospectus, we plan to acquire a target business. None of our officers, directors, promoters or affiliates have had any preliminary contact or discussion and have no plans with any representatives of any business or company regarding the possibility of any agreement or merger transaction contemplated in this prospectus. In addition, we have not identified any specific business or company for investigation and evaluation. We will not restrict our search to any specific:

     o    business;
     o    industry; or
     o    geographical location.

We may participate in business ventures of virtually any kind or nature. We will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to the company from this offering, including proceeds received or to be received upon the exercise of the warrants, but excluding amounts payable to non-affiliates; for:

     o    underwriting commissions;
     o    underwriting expenses; and
     o    dealer allowances.

     As at September 30, 2000, we had cash on hand, including cash of $4,109. We will receive $12,000 of gross proceeds from the sale of the units offered hereby if all 200,000 units are sold. We expect offering expenses will be loaned to us by our chief executive officer, who has loaned $11,000 to us as of September 30, 2000. All of the proceeds of this offering will be held in an escrow account with Southwest Escrow Company. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by us until the purchaser, at the time of an acquisition of a target business, elects to remain an investor.

     The time and costs required to select and evaluate a target business and to structure and complete an acquisition cannot presently be ascertained by us with any degree of certainty. Our chief executive officer intends to devote only a small portion of his time to our affairs. Accordingly, selection of a target business and consummation of an acquisition may require a greater period of time than if our management devoted its full time to our affairs. While no current steps have been taken nor agreements reached, we may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of target businesses. These consultants or third parties may be paid in

     o    cash;
     o    stock;
     o    options; or
     o    other securities.

     The proceeds held in the escrow account will not be available for our use for any expenses:

     o    related to this offering;
     o incurred by us related to the investigation and selection of a target business; and
     o    the negotiation of an agreement to acquire the target business.

                                PROPOSED BUSINESS

Characteristics of a Blind Pool

     Crest View, Inc. is a newly organized blind pool incorporating the selected investor safeguards set forth below. Immediately after the consummation of an acquisition, these safeguards (other than as described under "Escrow of Initial Stockholders' Shares") will no longer be applicable.

Fair Market Value of Target Business; Available Authorized Shares

     We will not acquire a target business unless the fair market value of such business is at least 80% of the maximum proceeds to us from this offering. This includes proceeds received or to be received upon the exercise of the warrants but excludes amounts payable to non-affiliates for:

     o    underwriting commissions,
     o    underwriting expenses; and
     o    dealer allowances.

If the board of directors determines that the financial statements of a proposed target business do not clearly indicate that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the maximum proceeds of this offering threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. Copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to fair market value if the Board of Directors determines that the target business does have sufficient fair market value. See "Proposed Business-Selection and Evaluation of Target Business." We have 40,000,000 authorized shares of common stock. 3,600,000 shares will be issued and outstanding upon completion of this offering, 2,400,000 are reserved for issuance upon exercise of the warrants, and up to 34,000,000 are available for issuance, at the sole discretion of management, in connection with the acquisition of a target business.

Commitment of Initial Stockholders in the Event a Stockholder Vote is Required

     If a vote of stockholders is required to approve an acquisition under applicable state law, all of our stockholders prior to this offering, including all of our officers and directors, have agreed to vote the shares of common stock owned by them on the date hereof in accordance with the vote of the majority of all other shares of common stock voted on any acquisition.

Election to Remain an Investor

     After we sign a definitive agreement for the acquisition of a target business, but prior to the consummation of any acquisition, we will file a post-effective amendment to this registration statement with the SEC concerning the target business. Within five business days after we file the post-effective amendment with respect to a proposed acquisition, we will send the prospectus contained in the post effective amendment, including any amendment or supplement (the "supplemental prospectus") thereto, to each purchaser of securities in this offering (hereinafter a "purchaser") by first class mail or other equally prompt means. In the supplemental prospectus we will give each purchaser the right to elect to remain an investor by giving notice to the company within the 20 to 45 business day period from the effective date of the post-effective amendment that we will specify in the supplemental prospectus. If a purchaser does not notify us of his election to remain an investor within such 20 to 45 business day period and the proposed acquisition is consummated, then within five business days after the end of such period, we will send the investor his or her pro rata share of the escrow account, including interest or dividends earned thereon as at the end of such period. Without taking into account interest or dividends, if any, earned on the escrow account, the per Unit share of the escrow account would be approximately $.02, or approximately the same as the per-Unit offering price. We will not consummate any acquisition if 20% or more in interest of the purchasers are entitled to receive back their pro rata share of the escrow account. If we do not proceed with the acquisition, the company may elect to retain all of the proceeds of this offering, pending further efforts on the part of the company to find a suitable target business within l8 months from the closing of this offering.

Liquidation If No Acquisition

     In the event the company does not acquire a target business within 18 months after the closing of this offering, 90% of the escrowed proceeds will be returned, with interest, to the holders of securities purchased in this offering in proportion to their investment within five business days after the end of such 18 month period. Upon notice from us, the escrow agent will commence liquidating the investments constituting the escrow account and will turn over the proceeds to the transfer agent for the common stock for distribution to the public stockholders. In addition, after distribution of such escrowed funds, the company will be dissolved and we will distribute our remaining assets, if any, after satisfaction of our obligations to all public stockholders in proportion to their respective equity interests in us. The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them on the date hereof exclusive of the repayment of loans to the chief executive officer. The aggregate amount per share that would be distributed to each of the public stockholders both from the escrow account and upon liquidation would be $.018, without taking into account interest, if any, earned on the escrow account.

     A public stockholder shall be entitled to receive funds from the escrow account only in the event of:

     o an acquisition in which such public stockholder does not elect to remain an investor and we proceed with the acquisition; or

     o in the event we do not acquire a target business within 18 months after the closing of this offering.

In addition, in the event the acquisition is required to be submitted to a vote of our common stockholders, the public stockholder will have the right to seek at their expense the appraised value of their shares. We believe that the amounts received in an appraisal would not be more, and possibly less, than the pro rata portion of the escrow account to which the public stockholder is otherwise entitled. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the escrow account.

General

     Our plan is to seek, investigate and, if warranted, complete an acquisition with a target business desiring the perceived advantages of a publicly held corporation. At this time, we have no:

     o    plan;
     o    proposal;
     o    agreement;
     o    understanding; or
     o    arrangement to merge with any specific business or company.

We have not identified any specific business or company for investigation and evaluation. No member of management or any promoter, or an affiliate of either, has had any material discussions with any other company with respect to any acquisition. We will not restrict our search to any specific:

     o    business;
     o    industry; or
     o    geographical location.

We may participate in business ventures of virtually any kind or nature. We do not propose to restrict our search for business opportunities to any industry or to businesses which have achieved any particular stage of development. Accordingly, we will consider firms which:

     o    have recently commenced operations;
     o are developing companies in need of additional funds for expansion into new products or markets;
     o    are seeking to develop a new product or service;
     o are established businesses either experiencing financial or operating difficulties and in need of the limited additional capital or merely desirous of establishing a public trading market for its common stock.

Discussion of our proposed business under this caption and throughout this prospectus is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into a potential acquisition.

Our capital will be extremely limited, and it is not anticipated that we will be able to participate in more than one such acquisition. We presently intend to seek long-term growth potential, however, we may also seek short-term earnings.

     We expect that the selection of a target business in which to participate will be complex and extremely risky. Because of, among other things:

     o    rapid technological advances being made in some industries;
     o    shortages of available capital; and
     o    depressed conditions in other industries;

management believes that there are numerous firms seeking the capital structure which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include:

     o facilitating or improving the terms upon which additional equity financing may be sought;
     o providing liquidity for estate planning needs of principal stockholders;
     o providing incentive stock options or similar benefits to key employees; and
     o    providing liquidity for all stockholders.

     Potential target businesses may exist in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such target businesses extremely difficult and complex.

     We will have insufficient capital with which to provide the owners of a target business significant cash or other assets. We believe we will offer owners of target businesses the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. Nevertheless, we have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a target business.

     It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may:

     o    need to seek additional capital;
     o    desire to have its shares publicly traded; or
     o    may seek other perceived advantages which we may offer.

However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired target business until such time as we have successfully negotiated such an acquisition.

     It is anticipated that business opportunities will be available to us from various sources, including our:

     o    officers and directors;
     o    professional advisors, such as attorneys and accountants;
     o    investment bankers;
     o    securities broker-dealers;
     o    venture capitalists;
     o    bankers,
     o    other members of the financial community; and
     o    others who may present unsolicited proposals.

While we do not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay a finder's fee or commission to any officer and director of our company or any entity with which he is affiliated for such service. Moreover, in no event shall we issue any of our securities to any officer, director or promoter of the company, or any of their respective affiliates or associates, in connection with activities designed to locate a target business.

     We have no plans, understandings, agreements or commitments with any individual for such persons to act as a finder of opportunities for us. In order to minimize potential conflicts of interest relating to non arms-length transactions, we will not merge with or acquire any entity in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, nor pay to any of them finder's fees for introducing a target business subsequently acquired by us. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

Selection and Evaluation of Target Businesses

     We will have complete discretion and flexibility in identifying and selecting a prospective target business. In connection with our evaluation of a prospective target business, management anticipates that we will conduct a due diligence review which will encompass, among other things:

     o    meeting with incumbent management;
     o    inspection of facilities; and
     o a review of financial, legal and other information which will be made available to us.

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions. Such information includes audited financial statements for an acquired company with respect to two or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect an acquisition with a prospective target business that has available audited financial statements or has financial statements which can be audited.

     The time and costs required to select and evaluate a target business and to structure and consummate the acquisition cannot presently be ascertained with any degree of certainty. Our current officers and directors intend to devote only a small portion of their time to our affairs. Therefore, completion of an acquisition may require a greater period of time than if our management devoted their full time to our affairs. We may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of potential target businesses. These consultants or third parties may be paid in:

     o    cash;
     o    stock, options; or
     o    other of our securities.

The consultants or third parties may be placement agents or their affiliates.

     Prior to considering participation in an acquisition, we intend to request that we receive written materials regarding the target business containing such items as:

     o    a description of product, service and company history;
     o    management resumes;
     o    financial information;
     o available projections with related assumptions upon which they are based;
     o    an explanation of proprietary products and services;
     o evidence of existing patents, trademarks or service marks or rights thereto;
     o    present and proposed forms of compensation to management;
     o a description of transactions between us and our affiliates during relevant prior periods;
     o    a description of present and required facilities;
     o    an analysis of risks and competitive conditions;
     o    a financial plan of operation and estimated capital requirements;
     o    audited financial statements; and
     o    other information deemed relevant.

As part of our "due diligence" investigation, officers and directors intend to:

     o    meet personally with management and key personnel;
     o    visit and inspect material facilities;
     o obtain independent analysis or verification of certain information provided;
     o    check references of management and key personnel; and
     o take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The analysis of target businesses will be undertaken by or under the supervision of the officers and directors, who intend to consider, among other relevant matters, the following factors:

     1)   the available technical, financial and managerial resources;

     2)   history of operations, if any;

     3)   prospects for the future;

     4) competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

     5) capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

     6) the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items;

     7) the quality and experience of management services which may be available and the depth of that management;

     8)   the potential for further research, development or exploration;

     9) specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the target business;

     10)  the potential for growth or expansion;

     11)  the potential for profit;

     12) the perceived public recognition or acceptance of products, services or trades; and

     13)  name identification.

     Merger opportunities in which we may participate will present certain risks, many of which we cannot adequately identify prior to selecting a specific opportunity. Our stockholders must, therefor, depend on management to identify and evaluate such risks. The investigation of specific acquisition opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific acquisition opportunity the cost incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific acquisition opportunity, the failure to consummate that transaction may result in the loss of the related costs incurred.

     To a large extent, a decision to participate in a specific acquisition may be made upon:

     o management's analysis of the quality of the other firm's management and personnel;
     o    the anticipated acceptability of new products or marketing concepts;
     o    the merit of technological changes; and
     o numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, it is anticipated that the historical operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to:

     o    substantially shift marketing approaches;
     o    obtain additional capital;
     o    change product emphasis;
     o    change or substantially augment management; or
     o    make other changes.

Because of the lack of training or experience of management, we will be dependent upon the owners and/or promoters of a target business to identify such problems and to implement, or be primarily responsible for the implementation of, required changes. Because we may participate in an acquisition with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that we will incur further risks since management in many instances will not have proven its abilities or effectiveness. The eventual market for such firm's product or services will likely not be established, and the profitability of the firm will be unpredictable.

     In seeking target businesses, management's decision will not be controlled by an attempt to time anticipated enthusiasm in the securities market for a specific industry, management group or product or service industry. Such factors, however, may influence management significantly. Management will attempt to base its decisions upon the objective of seeking long-term capital appreciation in our real value and consider current income only a minor factor in such decisions.

     It is anticipated we will not be able to diversify. We will essentially be limited to one venture because of our limited financing. This lack of diversification is unlikely to permit us to offset potential losses from one target business against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

     It is emphasized that our management may effect transactions having a potentially adverse impact on the public investors pursuant to the authority of our board of directors, without submitting the proposal to the stockholders for their consideration absent a requirement of state law to do so.

     We are unable to predict when we may participate in an acquisition. We expect, however, that the analysis of specific proposals and the selection of a target business may take several months or more. Persons should not purchase our securities if they expect a short-term appreciation in our value.

Form of Acquisition

     It is impossible to predict the manner in which we may participate in an acquisition. Specific target businesses will be reviewed and, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to:

     o    leases;
     o    purchase and sales agreements;
     o    licenses;
     o    joint ventures; and other
     o    contractual arrangements.

We may act directly or indirectly through an interest in a:

     o    partnership;
     o    corporation; or
     o    other form of organization.

Implementing such structure may require our:

     o    merger;
     o    consolidation; or
     o organization with other corporations or forms of business organization.

We cannot assure you that we would be the surviving entity. In addition, the present management likely will not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all of our directors likely will resign, and new directors likely will be appointed without any vote by stockholders.

     It is anticipated that there may be target businesses presented to us primarily because our common stock is publicly traded and a private company stockholders desire to obtain the benefits of a combination with an existing publicly held corporation. Such benefits may include avoiding what may be deemed to be adverse consequences of undertaking for itself a public offering, as distinguished from reorganizing with an existing public corporation. Adverse factors set forth by the Blue Sky and state securities laws may include:

     o the substantial cost and time delays encountered in, and the disclosure requirements related to, obtaining SEC and state securities agency clearances believed required prior to the registered offer and sale of securities;
     o the requirement that public stockholders have a substantial share of voting control of the combined firm which may be smaller following a reorganization or asset acquisition than would be permitted under applicable laws or be acceptable to an underwriter in a public offering;
     o the requirement that the public stockholders obtain sufficient shares so that the tangible net book value of the shares will not be diluted by more than a specified percentage; and
     o    other conditions or requirements imposed by various state laws.

These requirements generally have the stated purpose of protecting public stockholders so that the participation in an acquisition by an investment in us may have the effect of depriving persons purchasing securities in this offering from such purported protections. In making an investment in us, it should be recognized that persons purchasing securities in our company may do so under terms which may ultimately be less favorable under the foregoing criteria than if such persons were investing in a firm with a specific business which was undertaking its own public offering.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions. We will evaluate the possible tax consequences of any prospective acquisition. We will endeavor to structure an acquisition so as to achieve the most favorable tax treatment to us, the target business and their respective stockholders. We cannot assure you that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated acquisition. To the extent the IRS or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of an acquisition, there may be adverse tax consequences to us, the target business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular acquisition.

     It is likely that we will acquire our participation in a target business through the issuance of our common stock. We cannot predict the terms of any such transaction you should note that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, depends upon the issuance to the stockholders of the acquired company of at least 80% of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the persons who became stockholders through the purchase of our common stock would retain 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

     We may utilize available cash and equity securities in effecting an acquisition. We will likely issue a substantial number of additional shares in connection with the consummation of an acquisition. In most cases equal to nine or more times the amount held by our stockholders prior to the acquisition. We currently have no intention to issue preferred stock. We may have to effect reverse stock splits prior to any acquisition. To the extent that such additional shares are issued, dilution to the interests of our stockholders will occur. Additionally, a change in control of us may occur which may affect, among other things, our ability to utilize net operating loss carryforwards, if any.

     We intend to participate in an acquisition only after the negotiation and execution of a written agreement. Generally such an agreement would require specific representations and warranties by all of the parties thereto, specify:

          o    certain events of default;
          o    detail the terms of closing;
          o the conditions which must be satisfied by each of the parties prior to such closing;
          o outline the manner of bearing costs if the transaction is not closed;
          o    set forth remedies upon default; and
          o    include miscellaneous other terms.

Investment Company Act Considerations

     We may participate in a business or opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, to avoid application of the costly and restrictive registration and other provisions of the `40 Act. Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the `40 Act are extremely complex and it is possible that it may be classified as an inadvertent investment company. We intend to vigorously resist classification as investment company. The `40 Act allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. If we have to assert any resistance, or make any claim of exemption, it could be time consuming and costly, or even prohibitive, given our limited resources.

     Our plan of business may involve changes in its:

          o    capital structure;
          o    management;
          o    control; and
          o    business, especially if it consummates a reorganization.

Each of these areas is regulated by the Investment Company Act.

Competition

     We expect to encounter substantial competition in our efforts to locate attractive opportunities for the employment of our capital. The primary competition for desirable investments is expected to come from:

          o    business development companies;
          o    "blank checks";
          o    venture capital partnerships and corporations;
          o venture capital affiliates of large industrial and financial companies;

          o    small business investment companies; and
          o    wealthy individuals.

Virtually all of these entities will have significantly greater:

          o    financial resources;
          o    experience;
          o    personnel resources; and
          o    managerial capabilities

than us and will therefor be in a better position than us to obtain access to attractive target businesses. See also "Management -Conflicts of Interest."

Employees

     We are a development stage company and currently have no employees. Following the closing of this offering our officers are expected to continue to devote only a minor portion of their time (less than 10%) to our affairs on as "as needed" basis. See "Management." Our management expects to use outside consultants, advisors, attorneys and accountants as necessary, none of which will be hired on a retainer basis, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in a specific acquisition.

Property

     Our offices are located at 1700 W. Horizon Ridge Parkway, Suite 202, Henderson, Nevada 89012. See "Management - Certain Relationships and Related Transactions"

Legal Proceedings

     The company is not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

     The following table provides information concerning each officer and director of the company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

                          Age                Title
                          ---                -----
Johnny R. Thomas          59                 Chief Executive Officer,
                                             President, Treasurer and Director
Elliot H. Lutzker         47                 Secretary

     Johnny R. Thomas, Chief Executive Officer, President, Treasurer and sole director since our formation, has been a Managing Member of Falcon Financial Group LLC since January 14, 2000 and since March 1999, has been engaged in the business of venture capital. Falcon is engaged in the business of providing assistance or advice to private companies on capital formation and on becoming a publicly traded company and introductions to investment banking firms. Mr. Thomas is Chief Executive Officer, President, Treasurer and sole director of Twin Lakes, Inc., a "blank check" company whose securities are, or will be, offered pursuant to a public offering registered with the SEC. From April 1, 1994 until February 22, 1999 he served as Chairman of the Board and Chief Executive Officer of AgriBioTech ("ABT"), a director of ABT since September 30, 1993, and was also President of ABT from April 1, 1994 until December 31, 1997. On January 25, 2000, approximately 11 months after Mr. Thomas resigned from ABT, ABT and several of the subsidiaries filed a voluntary case with the United States Bankruptcy Court in the District of Nevada under Chapter 11 of the United States Bankruptcy Code. ABT is operating its business as a debtor in possession while its assets are being sold. Prior thereto, Mr. Thomas was President, Chairman of the Board and Chief Executive Officer of FiberChem, Inc., now known as Decision Link, Inc. ("FCI") from its inception in December 1986 until March 31, 1994. Dr. Thomas received his Ph.D. degree in genetics/plant breeding from Oregon State University in 1966.

     Elliot H. Lutzker, Secretary since our formation, is a senior partner in the law firm of Snow Becker Krauss P.C., counsel to the company. He has been a partner with Snow Becker Krauss P.C. since 1985 and was formerly an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission.

     Each member of management intends to devote less than 10% of his time to our affairs.

     Neither Johnny R. Thomas nor Elliot H. Lutzker has been involved in a prior blank check offering. Both ABT and FCI described above, were formed as blank check offerings which merged with operating entities controlled by Mr. Thomas and for which Mr. Lutzker's law firm was counsel. Neither person had any interest with those blank check offerings prior to the merger.

Executive Compensation

     Since its inception, we have paid no cash compensation to our officers or directors. Following the closing of the offering made hereby, our officers and directors will not receive executive compensation. No officer or director is required to make any specific amount or percentage of his business time available to us.

Certain Relationships and Related Transactions

     On January 20, 2000, upon the formation of the company, Johnny R. Thomas, founder and Chief Executive Officer, purchased through Estancia LLC, an entity established by Mr. Thomas for estate planning purposes, 2,960,000 shares of common stock from the company for an aggregate of $2,960, or $.001 per share. Mr. Thomas tendered a recourse promissory note to the company for his shares which was paid in June 2000 when the company opened a bank account.

     The company is renting office space, telephone and secretarial services from Falcon Financial Group LCC, at l700 W. Horizon Ridge Parkway, Suite 202, Henderson, NV 89012. Falcon is an entity controlled by the company's chief executive officer. See "Management." Upon completion of an acquisition, the company intends to pay Falcon $50 per month from the loans made by the company's chief executive officer.

     On August 23, 2000 and September 7, 2000 the company received $6,000 and $5,000, respectively, from Johnny R. Thomas. These loans are repayable one year from date of receipt and bear interest at 6% per annum. As of September 30, 2000, the company had accrued $57 in interest charges, which was unpaid.

Conflicts of Interest

     In order to minimize potential conflicts of interest relating to non arms-length transactions, (1) we will not merge with or acquire any target business in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (2) none of such persons shall receive from us or the acquired target business or its principals any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business subsequently acquired by us, and (3) members of Management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with the proposed acquisition by us of a target business. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

     In addition to the company, Mr. Thomas serves as the sole director, Chief Executive Officer, President and Treasurer, and is a principal stockholder, and Mr. Lutzker serves as secretary of another "blank check" company, Twin Lakes, Inc., that contemplates the same business activities as the company and thus competes directly with the company. Mr. Lutzker also serves as secretary and his law firm is a shareholder in a third "blank check" company, Hunapu Inc., which is affiliated with another managing member of Falcon Financial Group LLC, Mr. Thomas' company, but Mr. Thomas has no affiliation with Hunapu Inc.

     As a result of his role as the sole director of these companies, and possibly others in the future, Mr. Thomas will have a conflict of interest with respect to prospective target acquisitions and presenting the corporate opportunity to the company. Management has no present intention to form any other blank check companies prior to completion of an acquisition involving the company. In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present certain business opportunities to such corporation, and the laws of the State of Nevada further provide rights and remedies to the shareholders in the event such duty is breached. As a result of Mr. Thomas's business associations with several companies he will have conflicting interests. Therefore, the company has agreed that with respect to conflicts of interest among these companies related to the allocation of opportunities to negotiate and merge with targets, the company will waive any conflict or claim related to Mr. Thomas's fiduciary duty.

     In addition, each of these companies has different capital structures and acquisition opportunities will generally be presented to the oldest company, unless the target business prefers one capital structure over another. However, the conflict may be mitigated by the fact that Mr. Thomas has the same ownership interest in Twin Lakes as he does in the company, and each of Twin Lakes and its company has identical stockholders, at least initially. The conflict will be more significant should, at a later date, these facts change.

     Similarly, in general, officers and directors of a corporation incorporated under the laws of the State of Nevada owe certain fiduciary obligations to the shareholders of such corporation. Among these are the duties of fiduciary care and loyalty, prudent business judgment, and the above-mentioned duty regarding the presentation of corporate business opportunities. Essentially, officers and directors have a duty to act in manner so as to advance the financial interests of the corporation and the shareholders. When these obligations and duties are breached, aggrieved shareholders can seek redress through a derivative action brought on behalf of the corporation and occasionally, depending on the facts and circumstances, through suits brought individually.

     Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities. See Risk Factor "Other Conflicts of Interest," for a discussion of this subject.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the number and percentage of common stock (being the company's only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the company to own 5% or more of the common stock of the company, and all officers and directors as a group, as of the date of this prospectus and as adjusted to give pro forma effect, first to the sale of the units offered hereby and then to the sale of the units and the exercise of the Class A warrants. This table does not reflect the fact that all 3,000,000 shares beneficially owned by the two selling securityholders in the table have been registered for resale and if sold the selling securityholders will own zero shares of common stock of the company.

                                     Amount and                    Percentage of
                                     Nature of                     Outstanding
                                    Beneficial                    Shares Owned
Name                               Ownership (1)    Before Offering(2)       After Offering (3)
----                               -------------    ------------------       ------------------
Johnny R. Thomas (4)                3,946,667(5)         98.67%                    82.2%
1700 W. Horizon Ridge Parkway
Henderson, NV 89012

Snow Becker Krauss P.C. (6)            53,333(7)          1.33%                     1.1%
605 Third Avenue
New York, NY 10158

All Officers and                    4,000,000              100%                    83.33%
Directors as a Group
(two persons)
--------------------

(1) Unless otherwise indicated, the company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a selling securityholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling securityholder.

(2) Based on 3,000,000 shares issued and outstanding as of the date of this prospectus.

(3) Based on 3,600,000 shares issued and outstanding without giving effect to the potential issuance of additional common stock upon the exercise of the class A and class B warrants.

(4)  Mr. Thomas is President, Treasurer and sole director of the company.

(5) Consists of 2,960,000 shares of common stock and 986,667 class A warrants registered in the name of Estancia LLC, an entity established by Mr. Thomas for estate planning purposes, with an address c/o the company, 1700 Horizon Ridge Parkway, Henderson, NV 89012.

(6) This partnership consists of members of Snow Becker Krauss P.C., counsel to the company. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is secretary of the company.

(7)  Consists of 40,000 shares of common stock and 13,333 class A warrants.

Escrow Account

     The gross proceeds of this offering will be placed in an escrow account with Southwest Escrow Company, a Nevada corporation, with an address at 401 North Buffalo, Suite 205, Las Vegas, Nevada 89145. The portion of the escrow account allocable to each purchaser of securities in this offering will not be available for use by the company until the purchaser, at the time of an acquisition of a target business, elects to remain an investor. Within five business days after we file a post-effective amendment with respect to a proposed acquisition, we will send the prospectus contained in the post effective amendment, including any amendment or supplement, to each purchaser of securities in this offering. From that time, each purchaser will have the right to elect to remain an investor by giving notice to the company within 20 to 45 business days from the effective date of the post-effective amendment. In the event a purchaser does not elect to remain an investor and the company proceeds with the acquisition, such purchaser's pro rata share of the principal amount of the escrow account plus any interest or dividends will be returned to such purchaser and his units will be canceled. In the event the company does not acquire a target business within 18 months after the closing of this offering:

     o 90% of the escrowed proceeds will be returned with interest earned to the holders of securities purchased in this offering in proportion to their investments;
     o 10% of the escrowed proceeds will be used to repay loans made by the company's chief executive officer to pay expenses of the offering;
     o    the company will be liquidated; and
     o any assets held by the company after satisfaction of the company's obligations will be distributed to such security holders.

     The initial stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock owned by them. In the event the acquisition is required to be submitted to a vote of our common stockholders, such as in the case of some merger transactions, the public stockholder will have the right to seek the appraised value of their shares. We believe that the amounts received in an appraisal would not be more, and possibly less, than the pro rata portion of the escrow account to which the public stockholder would otherwise be entitled.

     The units and underlying securities sold in this offering, as well as the securities owned by the initial stockholders, will also be placed in escrow. We will proceed with the acquisition only if at least 80% in interest of our public stockholders elect to remain an investor within than 20 to 45 business days from the effective date of the post-effective amendment to this registration statement; provided, however, that we will not consummate any acquisition if 20% or more in interest of the public stockholders do not make such election. We may, however, complete an acquisition once 80% or more in interest of the purchasers elect to remain investors before the end of the 45 business day period. If we do not proceed with the acquisition, the company may elect to retain all of the proceeds of this offering, pending further efforts to on the part of the company to find a suitable target business within 18 months from the closing of this offering.

     In order to minimize potential conflicts of interest relating to non arms-length transactions, the company will not merge with or acquire any target business in which its officers, directors, parents, promoters or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, nor pay to any of them finder's fees for introducing to the company a target business subsequently acquired by the company. By virtue of having signed the registration statement of which this prospectus is a part, the directors and officers of the company confirm that they know of no circumstances under which, through their own initiative, this understanding will change. See also Risk Factor, "Our management has other business interests which may conflict with our own" and "Management - Conflicts of Interest."

                            DESCRIPTION OF SECURITIES

General

     The company has authorized 40 million shares of common stock, par value $.001 per share and 8 million shares of preferred stock, par value $.001 per share. There are issued and outstanding as of the date of this prospectus 3,000,000 shares of common stock (held by two holders of record) and no shares of preferred stock. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities of the company after the completion of the offering and prior to the location of a target business.

Units

     Each unit consists of one share of common stock, $.001 par value, and one-third redeemable warrants. The common stock and the warrants which comprise the units are immediately detachable and separately transferable. The holder of three units is entitled to exercise one class A warrant and purchase one share of common stock and one class B warrant.

Voting Rights

     Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of the directors of the company. See "Principal and Selling Stockholders."

Dividends

     All shares of common stock are entitled to participate ratably in dividends when and as declared by the company's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. The company has not paid any dividends since its inception and presently anticipates that no dividends will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions

     Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the company after satisfaction of all liabilities.

Class A Redeemable Warrants

     Subject to adjustment as described below, the holders of three (3) units will entitle the holder to exercise one class A warrant, purchase from the company, for cash, one share of common stock at a price of $6.00 per share for a period of four years from the date of this prospectus and one class B redeemable warrant. The exercise price of the class A warrants may, at the company's option, upon 30 days prior written notice, be reduced from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. The exercise period may also be extended at the company's sole option.

     As of the date of this prospectus, the company has authorized 1,200,000 class A warrants, of which 1,000,000 were issued and held by two persons. The company has the right to redeem the class A warrants at a price of $.001 per warrant on at least 30 days prior notice, at any time during the exercise period. Any holder who does not exercise his warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the underlying shares of common stock. We reserve the right to have standby purchasers exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter.

     Set forth below is a brief summary of other significant information concerning the class A warrants. This summary is subject to the provisions of the actual class A warrant certificates, specimens of which have been filed as exhibits to the registration statement of which this prospectus is a part, and reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

     The class A warrants are immediately detachable and exercisable. The holder of a class A warrant may exercise it during the exercise period by surrendering it, with the form of election to purchase on the reverse side of the class A warrant properly executed, together with the payment of the exercise price to the warrant agent. The class A warrants may be exercised in whole at any time or in part from time to time. A new class A warrant will be issued for the remaining number of shares purchasable under the unexercised portion of the class A warrant. No fractional shares will be issued upon the exercise of class A warrants.

     The exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to anti-dilutive adjustment upon the occurrence of stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock in connection with the company's acquisition of a target business. No adjustment of the exercise price will be made until cumulative adjustments therein amount to $.05. No adjustments as to dividends will be made upon any exercise of class A warrants.

     The warrants do not confer upon the holders thereof voting or pre-emptive rights or any other rights (including the right to participate in the distribution of the company's assets in the event of its liquidation or dissolution) as a stockholder of the company.

     The company must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the class A warrants, and accordingly it will be necessary for the company to file post-effective amendments to the registration statement of which this prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current, and if it is not kept current the class A warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the class A warrants cannot be sold in various jurisdictions without the registration therein of the common stock in accordance with local law, or the availability of an exemption from such registration. The company may find it impractical or impossible so to qualify the common stock in those jurisdictions where it does not initially qualify this offering. Class A warrant holders who are residents of jurisdictions in which the company does not qualify the common stock underlying the class A warrants for sale will have no choice but to sell their class A warrants or to let them expire.

Class B Redeemable Warrants

     Subject to adjustment as described below, each class B warrant will entitle the holder to purchase from the company, for cash, one share of common stock at a price of $9.00 per share for a period of five years from the date of this prospectus. The exercise price of the class B warrants may, at the company's option, upon 30 days prior written notice, be reduced from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. The exercise period may also be extended at the company's sole option.

     As of the date of this prospectus, the company has authorized 1,200,000 class B warrants, none of which were issued and outstanding. The company has the right to redeem the class B warrants at a price of $.001 per warrant on at least 30 days prior notice, at any time during the exercise period. Any holder who does not exercise his warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the underlying shares of common stock. We reserve the right to have standby purchasers exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a five day period thereafter.

     Set forth below is a brief summary of other significant information concerning the class B warrants. This summary is subject to the provisions of the actual class B warrant certificates, specimens of which have been filed as exhibits to the registration statement of which this prospectus is a part, and reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

     The class B warrants are immediately detachable and exercisable. The holder of a class B warrant may exercise it during the exercise period by surrendering it, with the form of election to purchase on the reverse side of the class B warrant properly executed, together with the payment of the exercise price to the warrant agent. The class B warrants may be exercised in whole at any time or in part from time to time. A new class B warrant will be issued for the remaining number of shares purchasable under the unexercised portion of the class B warrant. No fractional shares will be issued upon the exercise of class B warrants.

     The exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to anti-dilutive adjustment upon the occurrence of stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock in connection with the company's acquisition of a target business. No adjustment of the exercise price will be made until cumulative adjustments therein amount to $.05. No adjustments as to dividends will be made upon any exercise of class B warrants.

     The warrants do not confer upon the holders thereof voting or pre-emptive rights or any other rights (including the right to participate in the distribution of the company's assets in the event of its liquidation or dissolution or as a stockholder of the company) and they do not confer upon the holders the right to receive a distribution of any portion of the escrow account.

     The company must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the class B warrants, and accordingly it will be necessary for the company to file post-effective amendments to the registration statement of which this prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current, and if it is not kept current the class B warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the class B warrants cannot be sold in various jurisdictions without the registration therein of the common stock in accordance with local law, or the availability of an exemption from such registration. The company may find it impractical or impossible so to qualify the common stock in those jurisdictions where it does not initially qualify this offering. Class B warrant holders who are residents of jurisdictions in which the company does not qualify the common stock underlying the class B warrants for sale will have no choice but to sell their class B warrants or to let them expire.

State Blue Sky Information

     The units offered hereby will be sold in the state of Nevada. Additionally, the company believes that the units, upon completion of this offering, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various other states based upon the registration of such securities in such states or the availability of an applicable exemption from the state's registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date hereof. The company will amend this prospectus for the purpose of disclosing additional states, if any, in which the company's securities will be eligible for resale in the secondary trading market.

Transfer and Warrant Agent

     The company will act as its own transfer agent and warrant agent until the completion of an acquisition.

Escrow Agent

     The company's escrow agent is Southwest Escrow Company, with an address of 401 North Buffalo, Suite 205, Las Vegas, Nevada 89145.

                              PLAN OF DISTRIBUTION

     The securities being offered by us are being offered on a "best efforts all or none basis." The minimum number of units which can be purchased by any one investor is six hundred (600), and the total number of units purchased must be in multiples of three.

     This offering will expire on ___________, 2001, 90 days after the date of this prospectus, however, we may extend the offering for an additional 90 days at our sole discretion. The securities offered hereby will be offered on behalf of the company by Johnny Thomas, chief executive officer, who will rely on the safe-harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, in particular under subsection (a)(4)(ii) or
(iii) of Rule 3a4-1.

     The shares of common stock issuable upon exercise of our warrants are being offered by us directly to the securityholders, without an underwriter.

     The holders of the warrants who exercise such warrants may sell the common stock purchased upon their exercise from time to time in public transactions, on or off the NASD's OTC Bulletin Board, or private transactions, at prevailing market prices or at privately negotiated prices. They may sell their shares in the following types of transactions:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer, or otherwise.

     To our knowledge, the selling securityholders have not entered into any underwriting arrangements for the sale of the shares. As used in this prospectus, selling securityholders include donees, pledgees, distributees, transferees and other successors-in-interest of the selling securityholders named in this prospectus.

     Each selling securityholder must pay brokerage commissions and discounts for the sale of its shares. We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer participating in sales of the shares against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us and our directors, officers and controlling persons against certain liabilities related to the sale of the shares, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers or controlling persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

     The 1,200,000 class A warrants being offered by this prospectus are being offered and 1,200,000 class B warrants issuable upon exercise of the class A warrants will be offered by the holders of these securities and may be sold by these holders in the over-the-counter market, or privately, or through broker-dealers selected by these holders, or as principals.

     There are 3,000,000 shares of outstanding common stock covered by this prospectus offered by the holders thereof for their own account and not that of the company. Such shares will be held in an escrow account until a target business is identified and only then be sold in the over-the-counter market through brokers, or otherwise.

     Usual and customary or negotiated brokerage fees or commissions may be paid by the holders in connection with such sales.

     The selling securityholders, their respective transferees, intermediaries, donees, pledgees or other successors in interest through whom the selling securityholders' common stock and warrants are sold may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, with respect to the securities offered and any profits realized or commissions received may be deemed to be underwriting compensation. Any broker-dealers that participate in the distribution of the selling securityholders' securities may be deemed to be "underwriters," as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling securityholders' securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all expenses incident to the registration of the securities covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.

     The sale of the common stock and warrants are subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for securities purchased from a selling securityholder, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of this distribution. The selling securityholders will also be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, Regulation M, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of securities by the selling securityholders.

                           CERTAIN MARKET INFORMATION

     The offering made by this prospectus is the initial public offering of the company's securities and, accordingly, there has been, and there currently is, no public trading market for its units, common stock or Warrants. There can be no assurance that any public trading market therefor will ever develop or, if one develops, that it will be sustained.

                             ADDITIONAL INFORMATION

     A registration statement relating to the securities offered hereby has been filed by the company with the SEC. This prospectus does not contain all of the information set forth in such registration statement. For further information with respect to the company and to the securities offered hereby, reference is made to such registration statement, including the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                  LEGAL MATTERS

     The validity of the issuance and sale of the units being offered by this prospectus is being passed on for the company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York. Snow Becker Krauss P.C., counsel to the company, owns 40,000 shares of our common stock and 13,333 class A warrants. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is Secretary of the company.

                                     EXPERTS

     The financial statements as of June 30, 2000 included in the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

                                CREST VIEW, INC.
                          (A Development Stage Company)




                                      INDEX

                                                                        Page(s)

Independent Auditors' Report                                               F-2

Financial Statements:

     Balance Sheets as of June 30, 2000 and
     September 30, 2000 (unaudited)                                        F-3
 .
     Statements of Operations for the Period from
     Inception January 20, 2000 to June 30, 2000,
     the Three Months Ended September 30, 2000
     (unaudited) and the cumulative period during
     the development stage from January 20, 2000
     (inception) to September 30, 2000 (unaudited)                         F-4

     Statement of Shareholders' Equity for the
     Period from Inception January 20, 2000 to
     June 30, 2000 and the Three Months ended
     September 30, 2000 (unaudited)                                        F-5

     Statements of Cash Flows for the Period from
     Inception January 20, 2000 to June 30, 2000,
     the Three Months Ended September 30, 2000
     (unaudited) and the cumulative period during
     the development stage from January 20, 2000
     (inception) to September 30, 2000 (unaudited)                         F-6

Notes to Financial Statements                                              F-7

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Crest View, Inc.
Henderson, Nevada


We have audited the accompanying balance sheet of Crest View, Inc. (a development stage company), as of June 30, 2000, and the related statements of operations, shareholders' equity and cash flows for the period from inception (January 20, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Crest View, Inc. (a development stage company) as of June 30, 2000, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


                                         --------------------------
                                         LAZAR LEVINE & FELIX LLP

New York, New York
August 15, 2000

                                CREST VIEW, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                        September 30,              June 30,
                                   ---------------------    --------------------
                                            2000                     2000
                                        (unaudited)
                     - ASSETS -

CURRENT ASSETS:
     Cash                                 $  4,109                 $ 2,900
                                          --------                 -------

TOTAL ASSETS                              $  4,109                 $ 2,900
                                          ========                 =======



               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
Accrued expenses                          $  2,900                 $    --
Loans payable - officer (Note 3)            11,000                      --
                                          --------                 -------
                                            13,900                      --
                                          --------                 -------

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' EQUITY (DEFICIT) (Note 4):

Preferred stock, $.001 par
value; 8,000,000 shares
authorized, none issued                         --                      --

Common stock, $.001 par value;
40,000,000 shares authorized,
3,000,000 shares issued and
outstanding                                  3,000                   3,000

Deficit accumulated during the
development stage                          (12,791)                   (100)
                                                --                      --
                                            (9,791)                  2,900
                                          --------                 -------

                                          $  4,109                 $ 2,900
                                          ========                 =======

  The accompanying notes are an integral part of these financial startements.

                                CREST VIEW, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                          Cumulative
                                          During the                  For the
                                          Development     For the      Period
                                             Stage         Three      January
                                         (January 20,      Months     20, 2000
                                            2000 to        Ended     (inception)
                                          September       September    to June
                                          30, 2000)       30, 2000    30, 2000
                                        -----------     -----------  -----------
                                        (unaudited)     (unaudited)

REVENUES                                  $     --        $     --        $  --
                                          --------        --------        -----

COSTS AND EXPENSES:
     Filing fees                             4,871           4,771          100
     Professional fees                       6,000           6,000           --
     Other expenses                          1,863           1,863           --
     Interest expense                           57              57           --
                                          --------        --------        -----
                                            12,791          12,691          100
                                          --------        --------        -----

NET LOSS                                  $(12,791)       $(12,691)       $(100)
                                          ========        ========        =====






  The accompanying notes are an integral part of these financial startements.

                                CREST VIEW, INC.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)




                                                                                                            Deficit
                                                                                                          Accumulated
                                                                                      Common Shares       During the
                                                                                  ----------------------  Development  Shareholders'
                                                                                     Number      Amount      Stage       Equity
                                                                                  ----------   ---------  -----------    ---------
At inception, January 20, 2000                                                             --     $   --     $     --     $     --

Issuance of common units                                                            3,000,000      3,000           --        3,000

Net loss for period ended June 30, 2000                                                    --         --         (100)        (100)
                                                                                    ---------     ------     --------     --------

BALANCE AT JUNE 30, 2000                                                            3,000,000      3,000         (100)       2,900

Net loss for period from July 1, 2000 to September 30, 2000 (unaudited)                    --         --      (12,691)     (12,691)
                                                                                    ---------     ------     --------     --------

BALANCE AT SEPTEMBER 30, 2000 (UNAUDITED)                                           3,000,000     $3,000     $(12,791)    $ (9,791)
                                                                                    =========     ======     ========     ========


  The accompanying notes are an integral part of these financial startements.

                                CREST VIEW, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                                            Cumulative During
                                                                             the Development
                                                                                  Stage
                                                                            (January 20, 2000     For the Three     For the Period
                                                                                    to            Months Ended     January 20, 2000
                                                                              September 30,       September 30,     (inception) to
                                                                                  2000)               2000           June 30, 2000
                                                                            ----------------    ----------------   ----------------
                                                                                (unaudited)        (unaudited)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                     $(12,791)          $(12,691)          $  (100)
     Adjustment to reconcile net loss to net cash utilized by                           --                 --                --
     operating activities
     Increase in accrued expenses                                                    2,900              2,900                --
                                                                                  --------           --------           -------
        Net cash utilized by operating activities                                   (9,891)            (9,791)             (100)
                                                                                  --------           --------           -------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from officers' loans                                                  11,000             11,000                --
     Sale of common units                                                            3,000                 --             3,000
                                                                                  --------           --------           -------

        Net cash provided by financing activities                                   14,000             11,000             3,000
                                                                                  --------           --------           -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                            4,109              1,209             2,900

     Cash and cash equivalents at beginning of period                                   --              2,900                --
                                                                                  --------           --------           -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $  4,109           $  4,109           $ 2,900
                                                                                  ========           ========           =======

  The accompanying notes are an integral part of these financial startements.

                                 CREST VIEW INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000
(Information as of and for the Three Months Ended September 30, 2000 is unaudited)

NOTE 1 - DESCRIPTION OF COMPANY:

          Crest View, Inc., ("the Company"), was organized in the state of Nevada on January 20, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The
          Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company. The Company's efforts to date have been limited to organizational activities.

          The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its fiscal year end is December 31.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.


     (b)  Statements of Cash Flows:

          For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.


NOTE 3 - LOANS PAYABLE - OFFICER:

          On August 23, 2000 and September 7, 2000 the Company received $6,000 and $5,000, respectively from an officer of the Company. These loans are repayable one year from the date of receipt and bear interest at 6% per annum. As of September 30, 2000, the Company had accrued $57 in interest charges, which was unpaid.

                                 CREST VIEW INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000
(Information as of and for the Three Months Ended September 30, 2000 is unaudited)


NOTE 4 - SHAREHOLDERS' EQUITY:

          As of June 30, 2000, the Company had issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one
          (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. The holder of 3 units is entitled to exercise one Class A Warrant to purchase one share of common stock and one Class B Redeemable Common Stock Purchase Warrant at a price of $6.00 per share. One class B Warrant entitles the holder to purchase one share of Common stock at a price of $9.00 per share.

          The Company is preparing to file a registration statement on Form SB-2, with the Securities and Exchange Commission, to register 4,800,000 shares of its common stock. The Company intends to offer for sale, 600,000 units (each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.02.

          The proposed offering also covers the resale of an aggregate of 1,000,000 shares of common stock underlying the warrants previously issued and an aggregate of 3,000,000 shares currently held by certain shareholders. The Company will not receive any of the proceeds from the resale of these shares.

No dealer, salesperson or other
person is authorized to give any
information or to represent anything
not contained in this prospectus.
You must not rely on any
unauthorized information or
representations. This prospectus is
an offer to sell only the shares
offered hereby, but only under
circumstances and in jurisdictions
where it is lawful to do so. The
information contained in this
prospectus is current only as of its
date






                                                600,000 Units


                                        4,800,000 Shares of Common Stock







                                              Crest View, Inc.












Through and including ____________,
2001 (90 days from the date funds
and securities are released from
escrow), all dealers effecting
transactions in these securities,
whether or not participating in this
offering, may be required to deliver           January __, 2001
a prospectus. This is in addition to
a dealer's obligation to deliver a
prospectus when acting as an
underwriter and with respect to an
unsold allotment or subscription.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

     Article EIGHTH of the registrant's Articles of Incorporation provides that:

     The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Article VI of the registrant's By-laws provides that:

     On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

     Section 78.751 of the Nevada General Corporation Law ("GCL"), provides that:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 78.752 of the GCL provides that:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a) The creation of a trust fund.

          (b) The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection nay provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b) The insurance or other financial arrangement:

               (1) Is not void or voidable; and

               (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

Item 25. Other Expenses of Issuance and Distribution

SEC Registration Fee.............................................    $4,771
Printing Expenses................................................     1,000
Legal Fees and Expenses..........................................     5,000
State Securities Qualification Fees and Expenses.................     3,000
Accounting and Auditing Fees and Expenses........................     1,500
Miscellaneous....................................................     4,729
                                                                   --------
Total............................................................  $ 20,000
                                                                   ========

Item 26..Recent Sales of Unregistered Securities

     (a) As of January 20, 2000, the registrant had issued an aggregate of 2,960,000 shares of its common stock and 986,667 class A redeemable common stock purchase warrants to its founder for $2,960 in cash. The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act; as the investor is an accredited investor.

     (b) As of January 20, 2000, the registrant issued an aggregate of 40,000 shares of its common stock and 13,333 class A redeemable common stock purchase warrants to Snow Becker Krauss P.C. in connection with legal services being rendered to registrant. See "Legal Matters" in the prospectus which is included in this registration statement. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.

     The Board of Directors and executive officers were elected as of January 20, 2000 and are not aware of any other sales of unregistered securities of the registrant. John C. Francis, who is listed as a director in the registrants' Articles of Incorporation, resigned from all positions with the registrant on January 20, 2000.

Item 27..Exhibits and Financial Statement Schedules

     (a) Exhibits

          3.1  Articles of Incorporation of the registrant.

          3.2  By-Laws of the registrant.

          4.1  Specimen Common Share Certificate.

          4.2  Specimen Class A Warrant Certificate.

          4.3  Specimen Class B Warrant Certificate.

          5.1  Opinion of Snow Becker Krauss P.C.

          10.1 Escrow Agreement

          23.1 Consent of Snow Becker Krauss P.C.

          23.2 Consent of Lazar Levine & Felix LLP

Item 28. Undertakings

     The registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 27th day of December 2000.

                                           CREST VIEW, INC.


                                           By:  /s/ Johnny R. Thomas
                                                ------------------------------
                                                    Johnny R. Thomas, President
                                                    and Treasurer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                           Title                     Date
---------                           -----                     ----
/s/ Johnny R. Thomas                President, Treasurer      December 27, 2000
-----------------------------       (Principal Executive
Johnny R. Thomas                    Officer and Chief
                                    Financial Officer) and
                                    Chairman of the Board

                                  EXHIBIT INDEX


   Exhibit
   Number         Description                                           Page
   ------         -----------                                           ----
     3.1          Article of Incorporation of the registrant.*

     3.2          By-Laws of the registrant.*

     4.1          Specimen Common Share Certificate.*

     4.2          Specimen Class A Warrant Certificate.*

     4.3          Specimen Class B Warrant Certificate.*

     5.1          Opinion of Snow Becker Krauss P.C.*

    10.1          Escrow Agreement

    23.1          Consent of Snow Becker Krauss P.C.*

    23.2          Consent of Lazar Levine & Felix LLP
----------------------
     * Indicates documents filed with registrant's Form SB-2 filed on September 14, 2000.